Exhibit (j)(2)
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the references to our firm under the captions “Financial Highlights” in the Prospectus and “Disclosure of Portfolio Holdings: Release of Portfolio Holdings to Fund Service Providers and Other Third Parties,” “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information and to the incorporation by reference of our report, dated November 23, 2020, on the financial statements of Artisan Developing World Fund, Artisan Global Discovery Fund, Artisan Global Equity Fund, Artisan Global Opportunities Fund, Artisan Global Value Fund, Artisan High Income Fund, Artisan International Fund, Artisan International Small-Mid Fund, Artisan International Value Fund, Artisan Mid Cap Fund, Artisan Mid Cap Value Fund, Artisan Small Cap Fund, Artisan Sustainable Emerging Markets Fund, Artisan Focus Fund, Artisan Select Equity Fund, and Artisan Value Fund (the portfolios comprising Artisan Partners Funds, Inc.) included in the Annual Report to Shareholders for the fiscal year ended September 30, 2020, in this Registration Statement (Form N-1A) of Artisan Partners Funds, Inc., to be filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 130 to the Registration Statement under the Securities Act of 1933 (File No. 33-88316) and in this Amendment No. 132 to the Registration Statement under the Investment Company Act of 1940 (File No. 811-8932).
/s/ Ernst & Young LLP
Minneapolis, Minnesota
January 28, 2021